UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective August 20, 2013, First Financial Bancorp. (the “Company”) announced that Anthony M. Stollings, Executive Vice President and Chief Financial Officer will also assume the title of Chief Administrative Officer. He will have the overall responsibility for managing the corporate activities of the Company. Mr. Stollings, 58, joined First Financial in December 2006 as Senior Vice President, Chief Accounting Officer and Controller. He served as Executive Vice President and Chief Risk Officer from September 1, 2011 to February 25, 2013 and became Chief Financial Officer on January 18, 2013.

Claude E. Davis, President and Chief Executive Officer of the Company also will continue to serve as Chairman and Chief Executive Officer of First Financial Bank, N.A., the Company's wholly owned subsidiary bank (the “Bank”). However, the role of President for the Bank will be divided by each of the line of business leaders:
Kevin T. Langford, President - Consumer Banking;
C. Douglas Lefferson, President - Commercial Banking and Wealth Management; and
Jill A. Stanton, President - Mortgage Banking.

The designation as President will allow each of the line of business leaders to execute on their plans and strategies and work as a bank management team to assume clearly defined day-to-day operating responsibility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Gregory A. Gehlmann
Gregory A. Gehlmann
Executive Vice President and
Corporate General Counsel

Date:	August 27, 2013